                                                                     Exhibit 3.2












                                     BY-LAWS





                                       OF





                         CABLEVISION SYSTEMS CORPORATION






                            (A DELAWARE CORPORATION)





                             AMENDED APRIL 18, 2000

                         CABLEVISION SYSTEMS CORPORATION
                                     BY-LAWS
                                TABLE OF CONTENTS


                                    ARTICLE I

STOCKHOLDERS................................................................  1
1.   CERTIFICATES REPRESENTING STOCK........................................  1
2.   FRACTIONAL SHARE INTERESTS.............................................  1
3.   STOCK TRANSFERS........................................................  2
4.   RECORD DATE FOR STOCKHOLDERS...........................................  2
5.   MEANING OF CERTAIN TERMS...............................................  2
6.   STOCKHOLDER MEETINGS...................................................  3
     TIME...................................................................  3
     PLACE..................................................................  3
     CALL...................................................................  3
     NOTICE OR WAIVER OF NOTICE.............................................  3
     STOCKHOLDER LIST.......................................................  3
     CONDUCT OF MEETING.....................................................  4
     PROXY REPRESENTATION...................................................  4
     INSPECTORS AND JUDGES..................................................  4
     QUORUM.................................................................  5
     VOTING.................................................................  5
     ADVANCE NOTICE OF STOCKHOLDER PROPOSALS................................  5
7.   STOCKHOLDER ACTION WITHOUT MEETINGS....................................  6

                                   ARTICLE II

DIRECTORS...................................................................  6
1.   FUNCTIONS AND DEFINITIONS..............................................  6
2.   QUALIFICATIONS AND NUMBER..............................................  6
3.   ELECTION AND TERM......................................................  6
4.   MEETING................................................................  7
     TIME...................................................................  7
     FIRST MEETING..........................................................  7
     PLACE..................................................................  7
     CALL...................................................................  7
     NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER................................  7
     QUORUM AND ACTION......................................................  7
     CHAIRMAN OF THE MEETING................................................  8
5.   REMOVAL OF DIRECTORS...................................................  8
6.   ACTION IN WRITING......................................................  8
7.   EXECUTIVE COMMITTEE....................................................  8
     POWERS.................................................................  8
     CHAIRMAN AND SECRETARY.................................................  9

     MINUTES................................................................  9
     MEETINGS...............................................................  9
8.   OTHER COMMITTEES.......................................................  9
9. APPROVAL OF TRANSACTION WITH DOLAN AFFILIATES............................  9

                                   ARTICLE III

OFFICERS.................................................................... 10
1. EXECUTIVE OFFICERS....................................................... 10
2. TERM OF OFFICE; REMOVAL.................................................. 10
3. AUTHORITY AND DUTIES..................................................... 10
4. THE CHAIRMAN............................................................. 10
5. OTHER OFFICERS........................................................... 10

                                   ARTICLE IV

VOTING OF STOCKS IN OTHER COMPANIES......................................... 11

                                    ARTICLE V

CORPORATE SEAL AND CORPORATE BOOKS.......................................... 11

                                   ARTICLE VI

FISCAL YEAR................................................................. 11

                                   ARTICLE VII

CONTROL OVER BY-LAWS........................................................ 11

                                  ARTICLE VIII

INDEMNIFICATION............................................................. 11

                                     BY-LAWS

                                       OF

                         CABLEVISION SYSTEMS CORPORATION

                            (A DELAWARE CORPORATION)

                                    ARTICLE I

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman, the Chief Executive Officer or Vice Chairman, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. In lieu thereof it shall either pay in cash the fair value of fractions of a share, as determined by the Board of Directors, to those entitled thereto or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a stockholder except as therein provided. Such scrip or fractional warrants may be issued subject to the condition that the same

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shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board of Directors may determine.

         3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled (a) to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (b) to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; PROVIDED, HOWEVER, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is

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otherwise denied voting rights under the provisions of the certificate of incorporation, including any Preferred Stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

         6.  STOCKHOLDER MEETINGS.

         TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, PROVIDED, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

         PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

         CALL. Annual meetings and special meetings may be called by resolution of the Board of Directors only.

         NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished for such purpose in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereof prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

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

         STOCKHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

         CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order or seniority and if present and acting, the Chairman, if any, the Chief Executive Officer, if any, a Vice Chairman, if any, the President, a Vice President, a chairman for the meeting chosen by the Board of Directors, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman for the meeting shall appoint a secretary of the meeting. The presiding officer shall: call the meeting to order; determine when proxies must be filed with the secretary of the meeting; open the polls, establish the time period for which polls remain open and close the polls; decide who may address the meeting and generally determine the order of business and time for adjournment of the meeting. The presiding officer shall also maintain proper and orderly conduct, and shall take all means reasonably necessary to prevent or cease disruptions, personal attacks or inflammatory remarks at the meeting. In addition to the powers and duties specified herein, the presiding officer shall have the authority to make all other determinations necessary for the order and proper conduct of the meeting.

         PROXY REPRESENTATION. Every Stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Such authorization may take any form permitted by the General Corporation Law. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

         INSPECTORS AND JUDGES. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully

                                       4
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to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

         QUORUM. Except as the General Corporation Law or these by-laws may otherwise provide, the holders of a majority of the votes represented by the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business; PROVIDED, HOWEVER, that if the certificate of incorporation or General Corporation Law provides that voting on a particular action is to be by class, a majority of the votes represented by the outstanding shares of stock of such class shall constitute a quorum at a meeting of stockholders for the authorization of such action. The stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

         VOTING. Except as otherwise provided in these by-laws, the certificate of incorporation or, with respect to Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance thereof, and except as otherwise provided by the General Corporation Law, at every meeting of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to the number of votes as specified, and to the extent provided for, in the certificate of incorporation or, with respect to Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance thereof, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of directors, a plurality of the votes cast by each class of stock, voting separately as a class, shall elect the directors for such class is authorized to elect as specified, and to the extent provided for, in the certificate of incorporation. Any other action shall be authorized by a majority of the votes cast except where the certificate of incorporation of the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the General Corporation Law.

         ADVANCE NOTICE OF STOCKHOLDER PROPOSALS. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be given to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the date of the meeting; PROVIDED, HOWEVER, that if the date if the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. No additional public announcement or disclosure of the date of any annual meeting of stockholders need be made if the Corporation shall have previously disclosed, in these by-laws or otherwise, that the annual

                                       5
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meeting in each year is to be held on a determinable date, unless and until the
Board determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrant, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

         7. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as provided in the certificate of incorporation, any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholder, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action under the provisions of the General Corporation Law or the certificate of incorporation at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II
                                    DIRECTORS

         1. FUNCTIONS AND DEFINITIONS. The business of the corporation shall be managed by the Board of Directors of the corporation. The use of the phrase "whole Board of Directors' herein refers to the total number of directors which the corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist

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of ten persons. Thereafter the number of directors constituting the whole Board of Directors shall be at least three. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the directors only, or, if the number is not fixed, the number shall be ten.

         3. ELECTION AND TERM. The first Board of Directors shall be elected by the incorporator and shall hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office for the term of the class for which such directors shall have been chosen and until their successors have been elected and qualified or until their earlier resignation or removal. Subject to the provisions of the certificate of incorporation, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, any vacancy in the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4.  MEETING.

         TIME. Meetings shall be held at such time as the Board of Directors shall fix.

         FIRST MEETING. The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of the stockholders at the same place at which the annual meeting of stockholders is held, and no notice of such meeting shall be necessary, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as hereinafter provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the directors.

         PLACE. Meetings, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

         CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman, if any, a Vice Chairman, if any, or the President, or of a majority of the directors in office.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenience assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.

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         Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         QUORUM AND ACTION. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board of Directors. Any director may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board of Directors shall constitute presence in person at such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law or the certificate of incorporation, the act of the Board of Directors shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these by-laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors.

         CHAIRMAN OF THE MEETING. The Chairman, if any and if present and acting, shall preside at all meetings; otherwise, any other director chosen by the Board of Directors shall preside.

         5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the Board of Directors or by the stockholders; PROVIDED, HOWEVER, that so long as the certificate of incorporation provides that each class of stock, voting separately as a class, shall elect a certain percentage of directors, a director may be removed without cause by stockholders only by the vote of class of stock, voting separately as a class, that either elected such director or elected the predecessor of such director whose position was filled by such director due to the predecessor director's death, resignation or removal.

         6. ACTION IN WRITING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         7.  EXECUTIVE COMMITTEE.

         POWERS. The Board of Directors may appoint an Executive Committee of the Board of Directors of the corporation of such number of members as shall be determined from time to time by the Board of Directors. The term of office of each member of the Executive Committee shall be co-extensive with the term of his office as director. Any member of the Executive Committee who shall cease to be a director of the corporation shall ipso facto cease to be a member of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum for the valid transaction of business. The Executive Committee may meet at stated times or on two days' notice by any member of the Executive Committee to all other members, by delivered letter, by mail or by telegram. The provisions of Section 4 of this Article II with respect to waiver of

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notice of meetings of the Board of Directors and participation at meetings of the Board of Directors by means of a conference telephone or similar communications equipment shall apply to meetings of the Executive Committee. The provisions of Section 6 of this Article II with respect to action taken by a committee of the Board or Directors without a meeting shall to action taken by the Executive Committee. At all times whenever the Board of Directors is not in session, the Executive Committee shall apply to have and may exercise all of the powers of said Board of Directors in the management of the business and affairs of the corporation except as limited by the General Corporation Law, including, without limitation, (a) the powers of the Board of Directors referred to in the certificate of incorporation or in the resolution or resolutions providing for the issuance of preferred stock adopted by the Board of Directors as provided in the certificate of incorporation to effect, or which are related or incidental to, the redemption or conversion of the corporation's capital stock, (b) the authority to declare dividends, (c) the authority to issue capital stock of the corporation and (d) the adoption of a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law, and may also authorize the seal of the corporation to be affixed to all papers which may require it; PROVIDED, HOWEVER, that the Executive Committee may not approve any contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a material financial interest. The Executive Committee shall have power to make rules and regulations for the conduct of its business. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors from among the directors at a regular meeting, or at a special meeting, held for that purpose.

         CHAIRMAN AND SECRETARY. The Executive Committee shall elect from its own members a chairman who shall hold office during the term of his office as a member of the Executive Committee. When present he shall preside over all meetings of the Executive Committee. The Executive Committee shall also elect a secretary of the Executive Committee who shall attend all meetings of the Executive Committee and keep the minutes of its acts and proceedings. Such secretary shall be a member of the Board of Directors and may, but need not, be a member of the Executive Committee.

         MINUTES. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

         MEETINGS. The Executive Committee may hold meetings, both regular and special, either within or without the State of Delaware, as shall be set forth in the Notice of the Meeting or in a duly executed Waiver of Notice thereof.

         8. OTHER COMMITTEES. The Board of Directors may from time to time, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine. No such other committee of the Board of Directors shall be composed of fewer than two
(2) directors. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors, of the committee in question. Such committees may meet at stated times on two days' notice by any member of such committee to all other members, by delivered letter, by

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mail or by telegram. The provisions of Section 4 of this Article II with respect to waiver of notice of meetings of the Board of Directors and participation at meetings of the Board of Directors by means of a conference telephone or similar communications equipment shall apply to meetings of such other committees.

         9. APPROVAL OF TRANSACTION WITH DOLAN AFFILIATES. The corporation shall make any investment in or advance to a Dolan Affiliate (as defined below) only if such investment or advance shall be approved by the Special Committee as provided below; provided that approval of such Special Committee shall not be required for any investment or advance that constitutes compensation for services rendered to or on behalf of the corporation as determined by the Board of Directors. The Special Committee shall be comprised of two Independent Directors (as defined below) and such number, if any, of Investor Directors (as defined in the Stockholders Agreement (the "Stockholders Agreement') to be entered into by the corporation pursuant to the Amended and Restated Contribution and Merger Agreement dated as of June 6, 1997 to which the corporation is a party, as may be amended from time to time) as is required under Section 11(b) of the Stockholders Agreement. Approval of the Special Committee shall require the affirmative vote of a majority of the committee members present and voting and, if only one Investor Director is on the Special Committee, the affirmative vote of such Investor Director, and the presence in person or as permitted by Section 8 of this Article II of one Independent Director and, as long as any Investor Director is on the Special Committee, one Investor Director shall be required to constitute a quorum. An "Independent Director' of the Board of Directors is a director who is not an officer or director of the Dolan Affiliate which is a party to the transaction at issue and who is not an officer or employee of the corporation and is not an Investor Director. A "Dolan Affiliate' is Charles F. Dolan or any other Class B Entity (as defined in the Stockholders Agreement) or any other corporation, partnership, association or other organization owned or controlled by Charles F. Dolan and shall include any Family Member (as defined in the Stockholders Agreement) of any Class B Entity, provided that a Dolan Affiliate shall not include any entity which is a subsidiary of the corporation.

                                   ARTICLE III
                                    OFFICERS

         1. EXECUTIVE OFFICERS. The directors may elect or appoint a Chairman, a Chief Executive Officer, one or more Vice Chairmen, a President, one or more Vice Presidents (one or more of whom may be denominated "Executive Vice President' or "Senior Vice President'), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers and such other officers as they may determine. Any number of officers may be held by the same person.

         2. TERM OF OFFICE; REMOVAL. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified. The Board of Directors may remove any officer for cause or without cause.

         3. AUTHORITY AND DUTIES. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these by-laws, or, to the extent not so provided, by the Board of Directors.

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

         4. THE CHAIRMAN. The Chairman, if any, and if present and acting, shall be involved in policy making and strategic planning. In addition, the Chairman shall preside at all meetings of the Board of Directors; otherwise, any other director chosen by the Board of Directors shall preside. The Chairman, if any, shall have such additional duties as the Board of Directors may prescribe.

         5. OTHER OFFICERS. The other officers of the corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Chairman, the Chief Executive Officer, the President or the Board of Directors.


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


                                   ARTICLE IV
                       VOTING OF STOCKS IN OTHER COMPANIES


                  Unless otherwise ordered by the Board of Directors, the Chairman, the Chief Executive Officer, a Vice Chairman, the President, a Vice President, the Secretary or the Treasurer shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of stockholders of any corporation in which the corporation may hold stock and at any such meeting shall possess and exercise any and all of the rights and powers incident to the ownership of such stock which as the owner thereof the corporation might have possessed and exercised if present or the Chairman, the Vice Chairman, the President, or a Vice President may in his discretion give a proxy or proxies in the name of the corporation to any other person or persons, who may vote said stock and exercise any and all other rights in regard to it here accorded to the officers. The Board of Directors by resolution from time to time may limit or curtail such power.

                                    ARTICLE V

                                 CORPORATE SEAL
                                       AND
                                 CORPORATE BOOKS


                  The corporate seal shall be in such form as the Board of Directors shall prescribe.


                  The books of the corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.


                                   ARTICLE VI
                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VII
                              CONTROL OVER BY-LAWS

         The power to amend, alter, and repeal these by-laws and to adopt new by-laws shall be vested in both the Board of Directors and the stockholders entitled to vote in the election of directors.

                                  ARTICLE VIII
                                 INDEMNIFICATION

                  A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action,

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suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding'), by reason of the fact that he or she, or a person of who he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in official capacity as a director, officer, employee or gent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.

                  B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation form providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  C. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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